Exhibit 32.1

AMPIO PHARMACEUTICALS, INC.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended September 30, 2023 (the “Report”) by Ampio Pharmaceuticals, Inc. (the “Company”), each of the undersigned hereby certifies:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Ay 10
Dated: November 14, 2023	/s/ Michael A. Martino
Michael A. Martino
Chief Executive Officer
(principal executive officer)

Dated: November 14, 2023	/s/ Daniel G. Stokely
Daniel G. Stokely
Chief Financial Officer
(principal financial and accounting officer)